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                           CERTIFICATE OF DESIGNATION
                                     OF THE
                      SERIES A CONVERTIBLE PREFERRED STOCK
                                       OF
               MULTI-MEDIA TUTORIAL SERVICES, INC. (the "Company")

         The undersigned corporation hereby certifies as follows:

         FIRST: The name of the corporation is MULTI-MEDIA TUTORIAL SERVICES, INC.

         SECOND: Resolutions establishing a new series of Preferred shares were adopted by the Board of Directors in accordance with Section 151 of the General Corporation Laws of the State of Delaware such that:

         1. Fifty shares of Preferred Stock, with a par value of $.01 per share, are to be designated Series A (the "Preferred Stock"), with the following relative rights, privileges, preferences, restrictions and/or limitations.

         2. The holders of the Preferred Stock in preference to the holders of Junior Stock (as hereinafter defined) shall be entitled to receive a dividend to be declared annually on the first day of November (the "Dividend Date"). In the event that the stock exchange or automated trading system upon which the Company's Common Stock is traded is not open on a first day of November, the Dividend Date shall be the next day thereafter on which such stock exchange or automated trading system is open. Such dividend shall be the number of shares of Common Stock of the Company (rounded to the nearest smaller whole number) which is equal to $5,000 divided by the closing bid price of the Common Stock of the Company on the Dividend Date on the stock exchange or automated trading system upon which the Company's Common Stock is traded on the Dividend Date. No such dividend shall be earned or payable on any share of Preferred Stock which is converted in the 12 months preceding the Dividend Date. The first Dividend Date shall be November 3, 1997.

         3. The Preferred Stock shall be preferred as to assets over the Junior Stock so that, in the event of the voluntary or involuntary liquidation, dissolution or winding-up of the Company, the holders of Preferred Stock shall be entitled to have set apart for them or to be paid out of the assets of the Company, before any distribution is made to or set apart for the holders of Junior Stock, an amount in cash equal to, and in no event more than, $50,000 per share of Preferred Stock. If, upon such liquidation, dissolution or winding-up of the Company, the assets of the Company available for distribution to the holders of its stock be insufficient to permit the distribution in full of the amounts receivable as aforesaid by the holders of Preferred Stock, then all such assets of the Company shall be distributed ratably among the holders of Preferred Stock in proportion to the amounts which each would have been entitled to receive if such assets were sufficient to permit distribution in full as aforesaid. Neither the consolidation nor merger of the Company

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nor the sale, lease or transfer by the Company of all or any part of its assets shall be deemed to be a liquidation, dissolution or winding-up of the Company for the purposes of this paragraph.

         4. To the extent that the Preferred Stock has not theretofore been converted under Section 5, the Company may redeem all of the Preferred Stock at any time on or after the earlier of: (a) November 1, 1999 or (b) when the closing bid price of a share of Common Stock of the Company has equaled or exceeded $3.00 on each of twenty (20) consecutive trading days. The $3.00 share price referred to in Section 4(b) shall be subject to adjustment in the circumstances set forth in the second paragraph of Section 5 below. The Preferred Stock shall automatically be deemed converted under Section 5 upon such redemption unless the registration statement referred to below has not theretofore been declared effective, or unless the Company's Common Stock is not then trading on NASDAQ or another generally recognized stock exchange or automated trading system. The redemption price shall be payable in cash and shall be equal to $50,000 per share, plus any accrued dividends thereon. The registration statement means the registration statement which the Company is required by separate agreement to file in respect of the shares of Common Stock issuable upon conversion of the Preferred Stock (the "Registration Statement").

         5. The holder shall have the right at any time after the earlier of:
(a) the day following the day that the Registration Statement is declared effective or (b) April 30, 1997, in its sole discretion, to convert the Preferred Stock, in whole or in part, into a number of shares (the "Conversion Shares") of the Company's Common Stock equal to $50,000 divided by the Conversion Price. The Conversion Price means a price per share equal to the lesser of (1) $1.00 or (2) 70% of the greater of (a) the average of the closing bid prices of a share of Common Stock of the Company during the ten trading days immediately prior to such conversion or (b) the closing bid price of a share of Common Stock of the Company on the trading day immediately prior to such conversion. The Conversion Price shall not be less than $.50 per share. In the event that the holder elects to exercise its conversion rights hereunder, it shall give to the Company written notice of such election via United States priority mail, overnight courier service or facsimile transmission verified telephonically and shall surrender its Preferred Stock to the Company for cancellation. The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for issuance upon the conversion of the Preferred Stock as herein provided, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of the Preferred Stock. The Preferred Stock shall be convertible only to the extent that authorized but unissued shares of Common Stock of the Company are available for such conversion.

         In case the Company shall issue Common Stock as a dividend upon common stock or in payment of a dividend thereon (except for the payment of the dividend on the Preferred Stock provided in paragraph 1 hereof), shall subdivide the number of outstanding shares of its Common Stock into a greater number of shares or shall contract the


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number of outstanding shares of its Common Stock into a lesser number of shares, the number of Conversion Shares to which the holder is entitled to receive shall be adjusted, effective at the close of business on the date such shares of Common Stock are to be issued, so that the Conversion Shares shall be equal to the product obtained by multiplying the Conversion Shares in effect immediately prior to the close of business on such date by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such dividend, subdivision, or contraction, and the numerator of which shall be the number of shares of Common Stock outstanding immediately after such dividend, subdivision or contraction. If any capital reorganization or reclassification of the Common Stock, or consolidation, or merger of the Company with or into another corporation, or the sale or conveyance of all or substantially all of its assets to another corporation shall be effected, then, as a condition precedent of such reorganization or sale, the following provision shall be made: The holder of the Preferred Stock shall from and after the date of such reorganization or sale have the right to receive (in lieu of the shares of Common Stock of the Company immediately theretofore receivable with respect to such Preferred Stock, upon the exercise of conversion rights), such shares of stock, securities or assets as would have been issued or payable with respect to or in exchange for the number of outstanding shares of such Common Stock immediately theretofore receivable with respect to such Preferred Stock. In any such case, appropriate provision shall be made with respect to the rights and interests of the holders to the end that such conversion rights (including, without limitation, provisions for appropriate adjustments) shall thereafter be applicable, as nearly as may be practicable in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise thereof.

         6. The holders of the Preferred Stock shall have no voting rights except as expressly provided by law.

         7. The term "Junior Stock" shall mean the Common Stock and those series of Preferred Stock which, by the terms of the Certificate of Incorporation or of the instrument by which the Board of Directors, acting pursuant to authority granted in the Certificate of Incorporation, shall designate the special rights and limitations of each such class and series of stock and series of Preferred Stock, shall be subordinate to the Preferred Stock in respect of the right of the holders thereof to receive dividends or to participate in the assets of the Company distributable to stockholders upon any liquidation, dissolution or winding-up of the Company.

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